Exhibit 10.19.1

OMNIBUS AMENDMENT AGREEMENT

This OMNIBUS AMENDMENT AGREEMENT (this “Amendment”) is entered into as of November 8, 2012, by and among Biocept, Inc., a California corporation (the “Company”), and The Reiss Family Survivor’s Trust UDT dated December 19, 1988 (the “Survivor’s Trust”), The Reiss Family GST Ex Marital Deduction Trust UDT 12/19/1988 (the “Marital Trust”), M. Faye Wilson, Bruce E. Gerhardt and Hale Biopharmaventures, LLC (collectively, the “Investors”).

RECITALS

A. The Company and the Investors are parties to that certain Note and Warrant Purchase Agreement, dated as of January 13, 2012, as amended (the “Purchase Agreement”).

B. Pursuant to the Purchase Agreement the Company issued to the Investors (i) a Promissory Note, dated January 13, 2012, in the principal amount of $750,000, (ii) a Promissory Note, dated February 15, 2012, in the principal amount of $250,000, (iii) a Promissory Note, dated February 21, 2012, in the principal amount of $20,000, (iv) a Promissory Note, dated February 28, 2012, in the principal amount of $250,000, (v) a Promissory Note, dated February 28, 2012, in the principal amount of $20,000, (vi) a Promissory Note, dated March 12, 2012, in the principal amount of $250,000, (vii) a Promissory Note, dated March 16, 2012, in the principal amount of $50,000, (viii) a Promissory Note, dated March 26, 2012, in the principal amount of $350,000, (ix) a Promissory Note, dated April 5, 2012, in the principal amount of $500,000, (x) a Promissory Note, dated April 18, 2012, in the principal amount of $500,000, (xi) a Promissory Note, dated May 1, 2012, in the principal amount of $500,000, (xii) a Promissory Note, dated May 29, 2012, in the principal amount of $500,000, (xiii) a Promissory Note, dated August 7, 2012, in the principal amount of $50,000 and (xiv) a Promissory Note, dated August 30, 2012, in the principal amount of $250,000 (collectively, the “Outstanding Notes”).

C. On May 31, 2012, the Maturity Date (as defined in the Outstanding Notes) set forth in the Outstanding Notes was triggered and the unpaid principal and accrued interest outstanding under the Outstanding Notes was not paid on such Maturity Date (the “Failure to Pay Event”), and the Investors, to the extent applicable, desire to waive any event of default under (i) the Outstanding Notes, (ii) the Secured Convertible Promissory Notes issued by the Company pursuant to that certain Note and Warrant Purchase Agreement, dated as of February 1, 2011, as amended, and (iii) the Secured Convertible Promissory Note issued pursuant to that certain Note and Warrant Purchase Agreement, dated as of December 22, 2008, by and between the Company, the Survivor’s Trust and the Marital Trust, in each such case associated with such Failure to Pay Event (an “Event of Default”).

D. The Company and the Investors desire to amend the Outstanding Notes to extend the Maturity Date of the Outstanding Notes.

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E. Section 13 of the Outstanding Notes provides that the Outstanding Notes may be amended, and any term of the Outstanding Notes may be waived, with the written consent of the Company and the holders of at least a majority of the then-outstanding principal amount of all promissory notes issued pursuant to the Purchase Agreement (the “Majority Holders”).

F. The Company and the Majority Holders desire to amend the Purchase Agreement to (i) provide that all Promissory Notes issued pursuant to the Purchase Agreement shall have the same Maturity Date and (ii) to provide that the Company shall be permitted to issue up to $8,000,000 in aggregate principal amount of Promissory Notes.

G. Section 6.7 of the Purchase Agreement provides that the Purchase Agreement may be amended with the written consent of the Company and the Majority Holders.

AGREEMENT

In exchange for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties agree as follows:

1. Waiver of Event of Default. The Investors hereby waive any Event of Default associated with the Failure to Pay Event.

2. Amendment to Outstanding Notes. Section 5 of the Outstanding Notes is hereby amended and restated in its entirety as set forth below:

“5 Maturity Date. This Note and all unpaid principal and accrued interest outstanding under this Note shall be due and payable upon the earlier of (i) an Event of Default (defined below), (ii) the closing of an equity financing following the date hereof involving the sale by the Company of its Preferred Stock in which the Company receives an aggregate of at least $15,000,000 in cumulative gross proceeds (a “Qualifying Financing”), (iii) November 30, 2012, if, as of such date, the Company has not received a term sheet for a Qualifying Financing that is acceptable to the Company’s Board of Directors and (iv) December 31, 2012, if, as of such date, a Qualifying Financing has not occurred (the earliest of such dates, the “Maturity Date”).”

3. Amendment to Exhibit A of Purchase Agreement. Exhibit A of the Purchase Agreement shall be amended and restated to read in its entirety as set forth on Exhibit A hereto.

2.

4. Recitals. The reference to “$5,000,000” in the “whereas” clause contained in the recitals of the Purchase Agreement is hereby amended and restated such that it shall be “$8,000,000.”

5. Miscellaneous.

(a) This Amendment may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile or electronic signatures shall be as effective as original signatures.

(b) Except as expressly modified by this Amendment, the Purchase Agreement and the Outstanding Notes shall remain unmodified and in full force and effect.

(c) This Amendment shall be governed by and construed under the laws of the State of California as applied to agreements among California residents, made and to be performed entirely within the State of California without giving effect to its conflicts of laws principles.

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3.

IN WITNESS WHEREOF, the parties hereto have executed this OMNIBUS AMENDMENT AGREEMENT as of the date set forth in the first paragraph above.

COMPANY: BIOCEPT, INC. a California corporation

By:	/s/ William G. Kachioff
Name:	William G. Kachioff
Title:	CFO

IN WITNESS WHEREOF, the parties hereto have executed this OMNIBUS AMENDMENT AGREEMENT as of the date set forth in the first paragraph above.

INVESTORS:

THE REISS FAMILY GST EX MARITAL DEDUCTION TRUST UDT 12/19/1988:

By:	/s/ Claire K.T. Reiss
Name:	Claire K.T. Reiss
Title:	Trustee

THE REISS FAMILY SURVIVOR’S TRUST UDT DATED DECEMBER 19, 1988:

By:	/s/ Claire K.T. Reiss
Name:	Claire K.T. Reiss
Title:	Trustee

M. FAYE WILSON

BRUCE E. GERHARDT

HALE BIOPHARMAVENTURES, LLC

By:	/s/ David F. Hale
Name:	David F. Hale
Title:	Chairman & CEO

EXHIBIT A

FORM OF PROMISSORY NOTE